Exhibit  5.1

                                AMY  TROMBLY,  ESQ.
                           1163  Walnut  Street,  Suite  7
                           Newton,  Massachusetts  02461
                                 (617)  243-00600

November  17,  2004

Nighthawk  Systems,  Inc.
10715  Gulfdale
Suite  200
San  Antonio,  TX  78216

Gentlemen:

I have acted as counsel to Nighthawk Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2, Registration No. 333-120179 (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to 52,864,500 shares of its common stock, $.001 par value per share (the "Shares") which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, and Bylaws, as amended; and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits filed with the Commission.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Pursuant to the Amended and Restated Articles of Incorporation of the Company, the Company has the authority to issue 50,000,000 shares of common stock. As of November 15, 2004, the Company had 30,622,518 shares of common stock issued and outstanding. The Registration Statement contemplates that the Company may issue an additional 52,864,500 shares of Common Stock which, if issued, would currently exceed the Company's authorized shares. As a result, in order to issue shares in excess of the Company's current number of authorized shares, the Company and its shareholders will have to take further action to increase the number of authorized shares of Common Stock of the Company or reduce the number of shares of Common Stock outstanding. Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, if (i) the shares of Common Stock issued pursuant to the Registration Statement do not exceed the Company's authorized shares of Common Stock, (ii) the Registration Statement, as amended, has become effective under the Securities Act, (iii) the Shares have been issued as contemplated by the Registration Statement, and (iv) the Company has received the consideration in the manner described in the Registration Statement, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

My opinion is limited to the General Corporation Law of the State of Nevada and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

I understand that you wish to file this opinion as an exhibit to the Registration Statement and to reference this opinion in the prospectus, and I hereby consent thereto.

Very  truly  yours,



 /s/  Amy  Trombly,  Esq.
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     Amy  Trombly,  Esq.